Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-173076) and the Registration Statements on Form S-8 (File Nos. 333-162185 and 333-175569) of EPL Oil & Gas, Inc. of our report dated March 7, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in EPL Oil & Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

October 25, 2013